UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2013

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On July 9, 2013, KLA-Tencor Corporation (the “Company”) announced that Mark P. Dentinger, the Company's Executive Vice President and Chief Financial Officer (and principal financial officer), has notified the Company that he will resign from his positions with the Company, effective as of 11:59 p.m. Pacific time on the date on which the Company files its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 with the Securities and Exchange Commission (the “SEC”). Mr. Dentinger will thereafter serve as a Senior Advisor with the Company through December 31, 2013 in order to assist with the transition of the Chief Financial Officer responsibilities to his successor. The terms of Mr. Dentinger's Senior Advisor engagement are summarized in item (e) below.

The Board of Directors of the Company accepted Mr. Dentinger's resignation on July 8, 2013 and thanked Mr. Dentinger for his service and contributions to the Company. Mr. Dentinger's resignation is not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

(c)    On July 9, 2013, the Company also announced that the Company's Board of Directors, on July 8, 2013, appointed Bren D. Higgins as Executive Vice President and Chief Financial Officer (and principal financial officer) of the Company, effective on the day after the date on which the Company files its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 with the SEC.

Mr. Higgins, who is 43 years old, currently oversees the treasury and investor relations functions at the Company and supports the Company's business development efforts. He has managed these responsibilities in his role as Vice President of Corporate Finance since January 2012, and as Senior Director of Corporate Finance from August 2011 to January 2012. Before that, he served as the Company's Senior Director of Financial Planning and Analysis from August 2008 to August 2011. Mr. Higgins has also held various financial and investor relations positions since joining the Company in 1999, including multiple product division controller assignments and serving as Group Controller of the Company's Wafer Inspection and Lithography Groups from 2006 to 2008. Mr. Higgins received his bachelor's degree in political science with an emphasis in public service from the University of California at Santa Barbara and his master's degree in business administration with a concentration in finance from the University of California at Davis.

There are no family relationships between Mr. Higgins and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Higgins' compensation and benefits in connection with his new role are subject to approval by the Compensation Committee of the Company's Board of Directors. As of the date of this Current Report on Form 8-K, such compensation and benefits terms have not yet been determined. If the Compensation Committee approves any material plan, contract or arrangement, or any material amendment to an existing plan, contract or arrangement, for Mr. Higgins in connection with his appointment, the Company will file with the SEC an amendment to this Current Report on Form 8-K describing any such plans, contracts, arrangements and amendments within four business days after the information is determined or becomes available.

A copy of the Company's news release announcing the appointment of Mr. Higgins to the positions described above is attached hereto as Exhibit 99.1.

(e)    Terms of Senior Advisor Agreement with Mr. Dentinger. In connection with Mr. Dentinger's resignation, Mr. Dentinger and the Company have entered into a letter agreement dated July 8, 2013 (the “Letter Agreement”). The Letter Agreement sets forth the terms of a Senior Advisor role in which Mr. Dentinger is expected to serve through December 31, 2013 in order to ensure a smooth transition of the Chief Financial Officer responsibilities to his successor. Pursuant to the Letter Agreement, Mr. Dentinger will be entitled to the following compensation and benefits, and subject to the following terms, during his term of service as a Senior Advisor to the Company: (i) salary at his current annual base salary rate of $400,000 per year; (ii) eligibility to continue to elect medical, dental and vision care coverage and participate in other standard U.S. employee benefits programs; and (iii) ability to participate in the Company's 401(k) plan, Executive Deferred Savings Plan and Employee Stock Purchase Plan (subject to plan availability and any applicable plan restrictions). As Mr. Dentinger served as an executive officer of the Company throughout the full fiscal year ended June 30, 2013, Mr. Dentinger will remain eligible to receive any bonus payment as may be approved by the Compensation Committee of the Company's Board of Directors under the Fiscal Year 2013 Executive Incentive Plan. Mr. Dentinger's previously issued restricted stock units (“RSUs”) will continue to vest at a full-time rate during his service as a Senior Advisor, subject to otherwise meeting the requirements of the relevant plans. Mr. Dentinger will also remain eligible to vest in the performance-based RSUs granted in August 2011, to the extent that the Compensation Committee determines in August 2013 that such awards have been earned, but all other performance-based RSUs, for which the determination regarding the extent to which they have been earned is not scheduled to occur until after December 31, 2013, will remain unearned and unable to vest. In addition, Mr. Dentinger will remain eligible to receive up to $20,000 per calendar year in Company-provided professional financial services through December 31, 2013. Pursuant to the Letter Agreement, during his term of service as a Senior Advisor, Mr. Dentinger will not participate in any of the Company's bonus plans applicable to executives or full-time employees for fiscal year 2014; will not be eligible to receive additional long-term incentive awards after the date of the Letter Agreement; will not be eligible to participate in the Company's Executive Retiree Medical Plan or any other executive benefits programs; and will not be entitled to receive severance benefits under the Company's Executive Severance Plan or otherwise. Mr. Dentinger has acknowledged that he is forgoing any benefits under the Company's Executive Severance Plan in connection with his resignation. Mr. Dentinger may not accept any employment, consulting positions or board positions with any other company during his term of service as a Senior Advisor without the approval of the Company's Chief Executive Officer. Mr. Dentinger's employment as a Senior Advisor is anticipated to continue until December 31, 2013, but his employment will be at-will and may be terminated upon written notice with or without cause by the Company or by him.

The foregoing description of Mr. Dentinger's Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2013, which the Company expects to file with the Securities and Exchange Commission on or prior to November 12, 2013

Forward Looking Statements: Statements in this Form 8-K and in the attached press release other than historical facts, such as statements regarding the timing of future executive transitions, the timing of future Company filings with the Securities and Exchange Commission, future periods of service to the Company by certain executives and their responsibilities during such time, and executives' anticipated future contributions to the Company, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including without limitation delays in the preparation, finalization and/or certification of the Company's financial statements and the availability of alternative employment opportunities. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this release, please refer to the Company's Annual Report on Form 10-K for the year ended June 30, 2012, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). The Company assumes no obligation to, and does not currently intend to, update these forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Text of press release issued by KLA-Tencor Corporation dated July 9, 2013, announcing appointment of Bren D. Higgins as Chief Financial Officer and resignation of Mark P. Dentinger

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date:	July 9, 2013	By: /s/ BRIAN M. MARTIN
Name: Brian M. Martin
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of press release issued by KLA-Tencor Corporation dated July 9, 2013, announcing appointment of Bren D. Higgins as Chief Financial Officer and resignation of Mark P. Dentinger